Exhibit 99.1

Domino’s Pizza Repurchases and Retires 4,409,171 Common Shares In Private Transaction

No Decrease in Size of Public Float; Positive Effect on Earnings Per Share

Ann Arbor, Mich., March 29, 2005: Domino’s Pizza, Inc. (NYSE:DPZ), the recognized world leader in pizza delivery, announced today that it has repurchased and retired 4,409,171 shares of its Common Stock from shareholder JP Morgan Capital, L.P. and its affiliates (collectively, JPMP), for approximately $75 million, or $17.01 per share. The repurchase price of $17.01 per share in this private transaction was based on a negotiated discount between Domino’s and JPMP. Domino’s also announced that on March 28, 2005, it completed an amendment to its senior credit facility in order to permit the repurchase transaction described above, reduce current cash sweep requirements and provide additional financial flexibility. The Company’s outstanding indebtedness under its senior credit facility was $498 million as of the end of fiscal 2004.

David A. Brandon, Chief Executive Officer and Chairman of Domino’s Pizza, commented: “This repurchase transaction, coupled with our recently announced dividend increase, clearly demonstrates our commitment to shareholder value creation through appropriate deployment of our free cash flow. We remain confident in our business model which continues to generate significant cash flow to invest in our business, de-lever and return capital to our shareholders.”

Domino’s Pizza Chief Financial Officer, Harry J. Silverman, added: “We view this repurchase transaction as an efficient use of our excess cash. By repurchasing these shares directly from JP Morgan, our public float will not be affected by the repurchase, and the retirement of approximately 4.4 million shares will save the Company approximately $1.8 million in annual dividends at our current dividend rate. In addition, we will be able to continue to invest in growing our business and de-lever as previously planned.”

The private repurchase of shares and the credit agreement amendment were reviewed and unanimously approved by Domino’s Board of Directors. The repurchase transaction will increase the Company’s diluted earnings per share by approximately $0.035 per share in fiscal 2005. The Company will use available cash on hand and borrowings from its revolving credit facility to fund this transaction.

About Domino’s Pizza:

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” Through its primarily franchised system, Domino’s operates a network of 7,757 franchised and Company-owned stores in the United States and more than 55 countries. The Domino’s Pizza® brand, named a Megabrand by Advertising Age magazine, had global retail sales of more than $4.6 billion in 2004, comprised of nearly $3.2 billion domestically and more than $1.4 billion internationally. Domino’s Pizza was named “Chain of the Year” by Pizza Today magazine, the leading publication of the pizza industry and is the “Official Pizza of NASCAR.” More information on the Company, in English and Spanish, can be found on the web at www.dominos.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Information about factors that could affect Domino’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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